Exhibit 10.1

Name:	[__________]
Number of Restricted Stock Units:	[__________]
Date of Grant:	[__________]
Vesting Commencement Date:	[__________]

TRANSMEDICS GROUP, INC.

2019 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This agreement (this “Agreement”) evidences a grant (the “Award”) of Restricted Stock Units (“RSUs”) by the Company to the individual named above (the “Participant”), pursuant to and subject to the terms of the TransMedics Group, Inc. 2019 Stock Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of RSUs. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of RSUs set forth above, giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each RSU subject to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The RSUs are granted to the Participant in connection with the Participant’s Employment with the Company.

2. Vesting. [Omitted.]

3. Cessation of Employment. If the Participant’s Employment ceases, except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of such termination, the RSUs, to the extent not then vested, will be immediately forfeited for no consideration, and the RSUs, to the extent then outstanding and vested, will be settled in accordance with Section 4 below.

4. Delivery of Shares. The Company shall, as soon as practicable following the vesting of any RSUs (but in no event later than thirty (30) days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the RSUs have passed to the estate or beneficiary of the Participant or a permitted transferee, by such estate or beneficiary or permitted transferee) and, following such delivery of Shares, such vested RSUs shall cease to be outstanding.

5. Restrictions on Transfer. The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the RSUs, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the RSUs, including the right to any Shares acquired in respect of the RSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the RSUs. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7. Withholding. [The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon settlement of the Award, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any. No Shares will be issued in respect of the Award unless and until the Participant has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.]1 [The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Award. The Company will have no liability or obligation related to the foregoing.]2

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

[1]	Note to Draft: To be included if the Participant is an employee.
[2]	Note to Draft: To be included if the Participant is a non-employee director or other independent contractor.

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

TRANSMEDICS GROUP, INC.

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

[Signature Page to Restricted Stock Unit Agreement]